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                                                                   EXHIBIT 10.4

                            STOCK PURCHASE AGREEMENT

       This Stock Purchase Agreement (this "Agreement") dated as of May 5, 1998 is between Genentech, Inc., a Delaware corporation ("Genentech"), and Connetics Corporation, a Delaware corporation (the "Company").


                                  INTRODUCTION

       A. The Company and Genentech have entered into a License Agreement for Interferon Gamma dated May 5, 1998 (the "License Agreement"), along with a Supply Agreement dated as of the date of this Agreement (such Supply Agreement and License Agreement collectively referred to herein as the "Transaction Agreements"), pursuant to which the Company is acquiring from Genentech certain rights to Interferon Gamma.

       B. Pursuant to the License Agreement, the Company has agreed to issue to Genentech shares of its common stock, par value $0.001 per share (the "Common Stock"), having a value of $4 million, determined in accordance with the terms of this Agreement and subject to the terms and conditions herein.


                                   AGREEMENT

       The parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

       1.1    Definitions.

              (a) The following terms, as used herein, have the following meanings:

              "Affiliate" of an entity means, for so long as one of the following relationships is maintained, any corporation or other business entity controlled by, controlling, or under common control with another entity, with "control" meaning direct or indirect beneficial ownership of more than fifty percent (50%) of the voting stock of such corporation, or more than a fifty percent (50%) interest in the decision-making authority of such other unincorporated business entity.

              "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

              "Material Adverse Effect" means a material adverse effect on the condition (financial or otherwise), results of operations, assets, business or prospects of the Company, considered as a whole.
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          "1933 Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          "1934 Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          "Person" means an individual, corporation, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

          "Register," "Registered," and "Registration" refer to a registration effected by preparing and filing a registration statement or similar document with the SEC in compliance with the 1933 Act.

          "Registrable Securities" means (i) the Shares, and (ii) any other shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued
as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the Shares; provided, however, that the foregoing definition shall exclude in all cases any Registrable Securities sold or otherwise transferred by Genentech in a transaction in which its rights under this Agreement are not assigned. Notwithstanding the foregoing, Common Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the 1933 Act under Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale.

          "Registrable Securities then outstanding" shall equal the number of shares of Common Stock outstanding which are Registrable Securities.

          "Form S-1" means such form under the 1933 Act in effect on the date hereof or any successor form under the 1933 Act.

          "Form S-3" means such form under the 1933 Act in effect on the date hereof or any successor form under the 1933 Act.

          "SEC" means the Securities and Exchange Commission.

          "Shares" means the Original Issuance Shares and the Second Issuance Shares, if any.




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          (b)  In addition, each of the following terms is defined in the
Section set forth opposite such term:

Term                           Section
----                           -------
Acquisition                    2.2(d)
Common Stock                   Recitals
License Agreement              Recitals
Original Closing               2.2(a)
Original Closing Date          2.2(a)
Original Issuance              2.1(a)
Original Issuance Price        2.1(a)
Original Issuance Shares       2.1(a)
Second Closing                 2.2(b)
Second Closing Date            2.2(b)
Second Issuance                2.1(b)
Second Issuance Price          2.1(b)
Second Issuance Shares         2.1(b)
Transaction Agreements         Recitals
Violation                      3.5(a)

                                   ARTICLE II

                               ISSUANCE OF SHARES

     2.1 Issuance of Shares. Upon the terms and subject to the conditions of this Agreement, the Company agrees to issue to Genentech, and Genentech agrees to acquire from the Company, shares of the Company's Common Stock as follows:

          (a) Original Issuance. On the Original Closing Date (as defined below), the Company shall issue to Genentech a number of shares of Common Stock (the "Original Issuance Shares") equal to the lesser of: (i) $2,000,000 divided by the Original Issuance Price (as defined below) or (ii) 9.5% of the Company's total outstanding shares of Common Stock as of the close of business on the third trading day before the Original Closing Date (each such number of shares to be rounded to the nearest whole number). Such issuance shall be referred to herein as the "Original Issuance."

          The "Original Issuance Price" shall be the average daily closing price for the Company's Common Stock for the twenty (20) trading days immediately preceding (but not including) the third trading day before the Original Closing Date, as reported on the Nasdaq Stock Market.

          (b) Potential Second Issuance. If on the Second Closing Date (as defined below), the aggregate market value of the Original Issuance Shares is less than $4,000,000 (based upon the average daily closing price per share for the Company's Common Stock for the twenty (20) trading days immediately preceding (but not including) the third trading day before the



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Second Closing Date, as reported on the Nasdaq Stock Market (the "Second
Issuance Price")), then the Company shall issue to Genentech on the Second Closing Date that number of additional shares of its Common Stock (the "Second Issuance Shares") equal to the lesser of: (i) the number of shares necessary to increase the aggregate market value of the Original Issuance Shares (based on the Second Issuance Price) and the Second Issuance Shares (based on the Second Issuance Price) to $4,000,000 or (ii) the number of shares necessary to increase the aggregate number of the Company's shares of Common Stock held by Genentech (exclusive of any shares that Genentech has purchased from parties other than the Company) to 9.9% of the Company's total outstanding shares of Common Stock as of the close of business on the third trading day before the Second Closing Date (each such number of shares to be rounded to the nearest whole number). Such issuance shall be referred to hereinafter as the "Second Issuance."

                (c)     Cash in Lieu of Second Issuance Shares. Notwithstanding
Section 2.1(b) above, in lieu of all or any portion of the Second Issuance Shares that the Company is obligated to issue to Genentech on the Second Closing Date, the Company may elect to pay Genentech the cash value of such Second Issuance Shares (based on the Second Issuance Price). In addition, if the Company is obligated to deliver to Genentech the number of Second Issuance Shares specified by clause (ii) of Section 2.1(b) rather than by clause (i) of
Section 2.1(b), the Company shall pay Genentech in cash the difference between the value of Second Issuance Shares delivered under clause (ii) and the value of Second Issuance Shares that would otherwise have been delivered under clause
(i). Any such cash payment under this paragraph shall be made by Company check or by a wire transfer to a bank account designated by Genentech.

                (d) Compliance with Rule 4460 of the Nasdaq Stock Market. Notwithstanding Section 2.1(b) above, in order to comply with Rule 4460 of the Nasdaq Stock Market, the sum of the Original Issuance Shares and the Second Issuance Shares shall not be greater than 19.9% of the total outstanding shares of Common Stock of the Company immediately prior to the Original Issuance. In the event that such sum would otherwise be greater than 19.9% of the total outstanding shares of Common Stock of the Company immediately prior to the Original Issuance, then the sum shall be reduced until such sum is equal to 19.9% of the total outstanding shares of Common Stock of the Company immediately prior to the Original Issuance, and the Company shall be obligated to pay Genentech in cash the value of the Second Issuance Shares that would have been issued on the Second Closing Date but for this subsection (based on the Second Issuance Price).

        2.2     Closing Dates.

                (a) Original Closing Date. The closing of the acquisition and issuance of the Original Issuance Shares (the "Original Closing") shall be held at 4:00 p.m. Pacific time on the Effective Date (as defined in the License Agreement) of the License Agreement (the "Original Closing Date") subject to the satisfaction or waiver of the conditions set forth in Sections 6.1 and 6.2, or at such other time or date as the Company and Genentech may agree orally or in writing.

                (b) Second Closing Date. The closing of the issuance of the Second Issuance Shares (the "Second Closing"), if any, shall be held at 10:00 a.m. Pacific Standard time on


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December 28, 1998 (the "Second Closing Date") and which is following the satisfaction or waiver of the conditions set forth in Sections 6.3 and 6.4, or at such other time or date as the Company and Genentech may agree orally or in writing.

          (c) Location. The Original Closing and the Second Closing, if any, shall be held at the offices of Venture Law Group, 2800 Sand Hill Road, Menlo Park, CA 94025 or at such other place as the Company and Genentech may agree orally or in writing.

          (d) Acceleration of Second Closing Date. In the event of the sale by the Company of all or substantially all of its assets or the acquisition of the Company by another entity by means of merger or other transaction as a result of which stockholders of the Company immediately prior to such acquisition possess a minority of the voting power of the acquiring entity immediately following such acquisition (an "Acquisition"), then the Second Closing Date shall be accelerated to a date mutually acceptable to the company and Genentech, which date in no event shall be later than one (1) day prior to the closing of such Acquisition and the 9.9% ownership limitation set forth in subsection 2.1(b) shall not apply.

     2.3 Delivery. Subject to the terms and conditions of this Agreement, at the Original Closing and at the Second Closing, as the case may be, or as soon as practicable thereafter, the Company will deliver to Genentech stock certificates representing the number of Shares subject to issuance hereunder. One (1) business day prior to the Original Closing Date, the Company shall provide Genentech with a letter from the Company specifying the calculation of the Original Issuance Price and the number of Original Issuance Shares to be issued at the Original Closing. One (1) business day prior to the Second Closing Date (if required), the Company shall provide Genentech with a letter from the Company specifying the calculation of the Second Issuance Price and the number of Second Issuance Shares to be issued at the Second Closing.

     2.4 Restriction on Transfer. Genentech hereby agrees that, without the prior written consent of the Company, it will not, during the period commencing on the Original Closing Date and ending on the Second Closing Date, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of directly or indirectly, and Original Issuance Shares or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Original Issuance Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of the Original Issuance Shares or such other securities, in cash or otherwise.

                                  ARTICLE III

                     REGISTRATION RIGHTS AND SALE OF SHARES

     3.1 Form S-3 Registration. Unless otherwise requested by Genentech, the Company will use its best efforts to prepare and file by November 1, 1998 a registration statement on Form S-3 that contemplates a distribution of the Registrable Securities on a delayed or continuous basis pursuant to Rule 415 under the 1933 Act and any related qualification or compliance with respect to all of the Registrable Securities; provided, however, that the

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
Company shall not be obligated to effect any such registration, qualification or compliance if the Company shall furnish to Genentech a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing or effectiveness of the Form S-3 registration statement for a period of time deemed necessary by the Company, but in any event not to exceed 60 days. If Form S-3 is not available for such offering by reason of any act or omission of the Company, the Company shall prepare and file by November 1, 1998 a registration statement on Form S-1 for the same purposes and subject to the same conditions set forth in this paragraph.

     3.2 Obligations of the Company. When required under this Article III to effect the registration of the Registrable Securities, the Company shall, as expeditiously as reasonably possible:

          (a) Use its best efforts to cause such registration statement to become effective prior to the Second Closing Date, and, upon the request of Genentech, keep such registration statement effective until the date on which the distribution contemplated in such registration statement is complete, and update such registration statement during such period of effectiveness; provided, however, if the Company shall furnish to Genentech a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to remain effective, the Company shall have the right to suspend the effectiveness of the registration statement for a period of time deemed necessary by the Company, but in any event not to exceed 60 days.

          (b) Furnish to Genentech such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the 1933 Act, and such other documents as it may reasonably request in order to facilitate the disposition of Registrable Securities.

          (c) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by Genentech; provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service or process in any such states or jurisdictions.

          3.3. Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Article III with respect to the Registrable Securities that Genentech shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of the Registrable Securities.

     3.4 Expenses of Registration. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to this Article III, including (without limitation) all registration, filing and qualification fees, printers'

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and accounting fees, fees and disbursements of counsel for the Company, shall be borne by the Company.

     3.5 Indemnification. In the event any Registrable Securities are included in a registration statement under this Article III:

          (a) To the extent permitted by law, the Company will indemnify and hold harmless Genentech, each of its officers, each of its directors, any underwriter (as defined in the 1933 Act) for Genentech and each person, if any, who controls Genentech or such underwriter within the meaning of the 1933 Act or the 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the 1933 Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"); (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the 1933 Act, the 1934 Act or any state securities law; and the Company will pay to Genentech and each such underwriter or controlling person, as incurred, any legal or other expenses, reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 3.5(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by Genentech or any such underwriter or controlling person.

          (b) To the extent permitted by law, Genentech will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the 1933 Act, any underwriter, any other person selling securities in such registration statement and any controlling person of any such underwriter or other person, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the 1933 Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by Genentech expressly for use in connection with such registration; and Genentech will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 3.5(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 3.5(b) shall not

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apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Genentech, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, in no event shall Genentech's total indemnification obligation exceed the aggregate amounts Genentech has received from the sale of the Shares pursuant to the registration statement filed under this Article III.

          (c)  Promptly after receipt by an indemnified party under this
Section 3.5 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 3.5, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnifying parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 3.5, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 3.5.

          (d) If the indemnification provided for in this Section 3.5 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

          (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

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      (f)   The obligations of the Company and Genentech under this Section 3.5 shall survive the completion of any offering of Registrable Securities in a registration statement under this Article III, and otherwise.

      3.6 PROCEDURE FOR SALE OF SHARES. Genentech shall notify the Company at least twenty trading days in advance of the first proposed sale or other transfer of any Registrable Securities. Genentech and the Company agree and acknowledge that it is in their mutual interest that disposition of the Registrable Securities be accomplished in a manner that does not disrupt or undermine the trading market for the Company's Common Stock on the NASDAQ Stock Market, and the parties will work together to explore methods of disposition in order to achieve such goal. Genentech will also consider in good faith any request by the Company to delay such sale or transfer for a reasonable time or to arrange such sale or transfer through an underwriter or market maker approved by the Company. In addition, Genentech agrees it will not transfer or sell more than ten percent (10%) of the total number of Shares (including the Second Issuance Shares) in any calendar week, provided that the foregoing limitation shall not apply to any block sale or transfer arranged between Genentech and a third party.

      3.7 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Article III may not be assigned by Genentech without the Company's prior written consent, unless such assignment is to an Affiliate of Genentech. Any such assignment consented to by the Company shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the 1933 Act.

      3.8 TERMINATION OF REGISTRATION RIGHTS. Genentech shall not be entitled to exercise any right provided for in this Article III, and the Company shall have no further obligations under this Article III, after such time as Rule 144 or another similar exemption under the 1933 Act is available for the sale of all of Genentech's shares during a three (3) month period without registration.

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company represents and warrants to Genentech as of the date hereof that:

      4.1 ORGANIZATION AND STANDING. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the requisite corporate power and authority to own its properties, to carry on its business as now being conducted, and to carry out the transactions contemplated under the Transaction Agreements. Other than as disclosed in its SEC Filings (as defined below) or as contemplated by the License Agreement, the Company has no subsidiaries or direct or indirect ownership interest in any firm, corporation, association or business which, either individually or in the aggregate, are material to the business of the Company. The Company is qualified to do business and is in good standing as a foreign corporation in every jurisdiction in which its ownership of property or


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
conduct of business requires it so to be qualified and in which the failure to so qualify would have a Material Adverse Effect on the Company.

      4.2 CORPORATE AUTHORIZATION. The execution, delivery and performance by the Company of this Agreement has been duly authorized by all necessary corporate action on the part of the Company. This Agreement constitutes a valid and binding agreement of the Company enforceable in accordance with its terms, except as (i) the enforceability hereof and thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally, (ii) the availability of equitable remedies (e.g., specific performance, injunctive relief, and other equitable remedies) may be limited by equitable principles of general applicability,
(iii) to the extent the indemnification provisions contained in this Agreement may be limited by applicable federal or state securities law; and (iv) that no representation is made regarding the effect of laws relating to competition, antitrust, intellectual property or misuse.

      4.3 GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by the Company of this Agreement will not require any action by, or filing with, any governmental body, agency, or official other than compliance with any applicable requirements of the 1933 Act, the 1934 Act and state Blue Sky laws.

      4.4 NON-CONTRAVENTION. The execution, delivery and performance by the Company of this Agreement does not (i) violate the certificate of incorporation or bylaws of the Company, (ii) assuming compliance with the matters referred to in Section 4.3, violate any material applicable law, rule, regulation, judgment, injunction, order or decree known to it, or (iii) require any consent or other action by any Person under, constitute a material default under, or give rise to any material right of termination, cancellation or acceleration of any material right or obligation of the Company to a loss of any material benefit to which the Company is entitled under, any material written agreement or other material written instrument binding upon the Company or any material license, franchise, permit or other similar authorization held by the Company.

      4.5 VALIDITY OF SHARES. The Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be duly and validly issued, fully paid and nonassessable and free and clear of all pledges, liens, encumbrances and restrictions other than the restrictions on transfer set forth in Section 2.4 and Section 5.3 of this Agreement.

      4.6 SEC FILINGS. The Company has filed with the SEC via the EDGAR system (i) its Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and (ii) all other reports required to be filed by it with the SEC pursuant to the 1934 Act since December 31, 1997 (the "SEC Filings").

      4.7 ABSENCE OF CERTAIN CHANGES. Since December 31, 1997 and except as contemplated by this Agreement or disclosed in any SEC Filings, the business of the Company has been conducted in the ordinary course consistent with past practices and there has not been


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any event, occurrence, development or state of circumstances or facts which, individually or in the aggregate, has had a Material Adverse Effect on the Company.

        4.8 Changes. Except as set forth in the SEC Filings, since December 31, 1997, the Company has not, to the extent material to the Company (i) incurred any debts, obligations or liabilities, absolute, accrued or contingent, whether due or to become due, other than in the ordinary course of business,
(ii) mortgaged, pledged or subjected to lien, charge, security interest or other encumbrance any of its assets, tangible or intangible, (iii) waived any debt owed to the Company, (iv) satisfied or discharged any lien, claim or encumbrance or paid any obligation other than in the ordinary course of business or as contemplated in the SEC Filings, (v) declared, set aside or paid any dividends or other distribution with respect to the capital stock of the Company, (vi) amended any material contract or arrangement by which the Company or any of its assets is bound, or (vii) sold, assigned or transferred any of its patents, trademarks, copyrights, trade secrets or other intangible assets. Other than as may be set forth in the SEC Filings, there has been no material adverse change in the financial condition or business, assets or properties, liabilities or operating results to the Company since the date of the financial statements contained in the SEC Filings other than normal recurring operating losses, and there has not occurred any loss, destruction or damage affecting the business, properties, prospects or financial condition of the Company, whether or not insured, which has or may have a Material Adverse Effect on the Company.

        4.9 Litigation. Other than as described in the SEC Filings, there are no legal actions, suits, arbitrations or other legal, administrative or governmental proceedings pending or, to the best of the Company's knowledge, threatened against the Company or its properties, assets or business, and the Company is not aware of any facts which might result in or form the basis for any such action, suit or other proceeding, in each case which, if adversely determined, would, individually or in the aggregate, affect the execution and delivery of the Transaction Agreements or the performance by the Company of its obligations hereunder and thereunder or have a Material Adverse Effect on the Company. The Company is not in default with respect to any judgement, order or decree of any court or any governmental agency or instrumentality, which default would have a Material Adverse Effect on the Company.

        4.10 Compliance With Applicable Laws and Other Instruments. To the best of the Company's knowledge, the business and operations of the Company have been and are being conducted in accordance with all applicable laws, rules and regulations of all governmental authorities, except for such violations of applicable laws, rules and regulations which would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

        4.11 Reports and Financial Statements. As of their respective filing dates, the SEC Filings were prepared in all respects in accordance with the applicable requirements of the 1933 Act or the 1934 Act, as the case may be. The audited consolidated financial statements and unaudited interim financial statements of the Company included in the SEC Filings comply as to form in all respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, and the financial statements included in the SEC Filings have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis (except as may be indicated therein on the notes thereto) and fairly present the financial position of the Company as at the dates thereof and the results of its operations and cash flows for the periods then ended, subject, in the case of the unaudited interim financial statements, to normally recurring year-end adjustments and any other adjustments described in such financial statements.

     4.12 Securities Laws; Governmental Approvals. Based in part upon the representations and warranties of Genentech contained in Article V of this Agreement, the offer, sale, issuance and delivery to Genentech of the Shares as contemplated by this Agreement are exempt from the registration requirements of the 1933 Act, and from the registration or qualification requirements of the laws of any applicable state or other U.S. jurisdiction.

     4.13 Capital Stock. All of the outstanding shares of the Company's capital stock are validly issued, fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws. Except as set forth in the SEC Filings, the Company has not agreed to register the sale of any of its securities under the 1933 Act, and there are no outstanding subscriptions, options, warrants, calls, contracts, demands, commitments, conversion rights or other agreements or arrangements of any character or nature whatever under which the Company is or may be obligated to issue its Common Stock, preferred stock or warrants or options to purchase Common Stock or preferred stock. No holder of any security of the Company is entitled to any rights of first refusal, preemptive or similar rights to purchase any securities of the Company (including, without limitation, the Shares).

     4.14 No Brokers or Finders. To the knowledge of the Company, no person, firm or corporation has or will have, as a result of any act or omission of the Company, any right, interest or valid claim against Genentech for any commission, fee or other compensation as a finder or broker in connection with the transactions contemplated by this Agreement.

     4.15 Compliance with Environmental Law. Except as disclosed in the SEC Filings, the Company is not in violation in any material respect of any applicable statute, law, or regulation relating to the environment or occupational health and safety, and, to the best of the Company's knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation. To the best of the Company's knowledge, the Company does not have any material liability to any governmental authority or other third party arising under or as a result of any such past or existing statute, law or regulation.

     4.16 SEC Filings. The SEC Filings, when read as a whole, as of the date such SEC Filings were made, did not contain any untrue statements of a material fact and do not omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     4.17 Filing of Reports. Since the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, the Company has filed with the SEC all reports and other material required to be filed by it therewith pursuant to
Section 13, 14 or 15(d) of the Exchange Act, and the Company is presently eligible to register the resale of the Shares by Genentech on a Registration Statement on Form S-3.

     4.18 Insurance. The Company has in full force and effect fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed. The Company has in full force and effect products liability and errors and omission insurance in amounts customary for companies similarly situated.

     4.19 Tax Returns, Payments, and Elections. The Company has filed all tax returns and reports as required by law. These returns and reports are true and correct in all material respects. The Company has paid all taxes and other assessments due, except those contested by it in good faith. The provision for taxes of the Company as shown in the financial statements is adequate for taxes due or accrued as of the date thereof. The Company has not elected pursuant to the Internal Revenue Code of 1986, as amended ("Code"), to be treated as a S corporation or a collapsible corporation pursuant to Section 1362(a) or Section 341(f) of the Code, nor has it made any elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation, or amortization) that would have a Material Adverse Effect on the Company. The Company has never had any tax deficiency proposed or assessed against it and has not executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge. Since the date of the financial statements, the Company has made adequate provisions on its books of account for all taxes, assessments, and governmental charges with respect to its business, properties, and operations for such period. The Company has withheld or collected from each payment made to each of its employees, the amount of all taxes, including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositaries.

     4.20 HSR Filing. Acting under delegated authority of the Company's Board of Directors, the Company's officers have determined that the fair market value of the exclusive license granted under the License Agreement is less than $15,000,000 and therefore that the execution and delivery of, or the performance of the obligations of the Company or Genentech under, the Transaction Documents (including, without limitation, the consummation of the Original Closing and the Second Closing (collectively, the "Closings") and the issuance of the Shares to Genentech at the Closings) shall not require that filings under the HSR Act, or the rules or regulations promulgated thereunder, be made prior to the Closings by the Company, Genentech, or their respective Affiliates or ultimate parent entities, if any.

                                   ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF GENENTECH

     5.1 Representations and Warranties. Genentech hereby represents and warrants to the Company as of the date hereof as follows:

          (a) Genentech is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

          (b) Genentech has taken all necessary corporate action necessary for the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, and this Agreement constitutes a valid and legally binding obligation of Genentech enforceable in accordance with its terms.

          (c) The execution, delivery and performance by Genentech of this Agreement does not (i) violate the certificate of incorporation or bylaws or Genentech, (ii) assuming compliance with the matters referred to in Section 4.3, violate any material applicable law, rule, regulation, judgment, injunction, order or decree known to it, or (iii) require any consent or other action by any Person under, constitute a material default under, or give rise to any material right of termination, cancellation or acceleration of any material right or obligation of Genentech to a loss of any material benefit to which Genentech is entitled under, any material written agreement or other material written instrument binding upon Genentech or any material license, franchise, permit or other similar authorization held by Genentech.

          (d) The execution, delivery and performance of this Agreement by Genentech will not require any consent, approval, authorization or permit of, or filing with or without notification to, any governmental or regulatory authority, United States or foreign, except for applicable requirements, if any, of the 1933 Act or 1934 Act, and Blue Sky Laws.

     5.2 Purchase of Shares for Investment. Genentech acknowledges that the Shares have not been registered under the 1933 Act or any state securities laws and that the Company has no present intention of registering the Shares, except as provided in Article III hereof. Genentech represents and warrants that it is acquiring the Shares for investment purposes only, and not as a nominee or agent, and not with a view to, or for resale or redistribution of such Shares in connection with, any public offering or distribution thereof, except as provided in Article III hereof. By executing this Agreement, Genentech further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares.

     5.3 Restricted Securities. Genentech understands that the Shares may not be sold, transferred, or otherwise disposed of without registration under the 1933 Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Shares or an available exemption from registration under the 1933 Act, the Shares must be held indefinitely. In particular, Genentech is aware that the shares may not be sold pursuant to Rule 144 promulgated under the 1933 Act unless the conditions of that Rule are met.

     5.4 Legend. Each certificate representing the Shares shall be endorsed with the following legend:

          THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE TRANSFER IS MADE IN COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT, OR

                THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY STATING THAT SUCH SALE, TRANSFER OR ASSIGNMENT IS EXEMPT FROM THE REGISTRATION AND DELIVERY REQUIREMENTS OF SUCH ACT.

                The Company need not register a transfer of any Shares and may instruct its transfer agent not to register the transfer of the Shares, unless the conditions specified in the foregoing legend are satisfied.

        5.5 Access to Information. Genentech acknowledges that it has received all information it has requested regarding the Company's business, management, and financial affairs and the terms and conditions of the issuance of the Shares. Without limiting the foregoing, Genentech acknowledges that the Company's periodic reports required to the filed with the SEC under the 1934 Act are available to Genentech on the SEC's World Wide Web home page at http://www.sec.gov and that Genentech has obtained and reviewed such reports to the extent it believes necessary to evaluate an investment in the Company.

                                   ARTICLE VI

                             CONDITIONS TO CLOSINGS

        6.1 Conditions to Original Issuance Obligations of Genentech. The obligation of Genentech to consummate the Original Issuance is subject to the satisfaction or Genentech's waiver, on or prior to the Original Closing Date, of each of the following conditions:

                (a) The representations and warranties made by the Company in Article IV shall be true and correct when made, and shall be true and correct on the Original Closing Date with the same force and effect as if they had been made on and as of each of such dates, and the Company shall have performed all covenants, obligations and conditions required to be performed or observed by the Company on or prior to the Original Closing Date, or such performance shall have expressly waived by Genentech in writing.

                (b) The Company shall have obtained all consents (including all third party and governmental or regulatory consents, approvals or authorizations required in connection with the valid execution and delivery of this Agreement), permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Original Issuance under this Agreement.

                (c) No Delaware, U.S. or U.S. state governmental authority or other agency or commission or Delaware, U.S. or U.S. state court of competent jurisdiction shall have enacted, issued, promulgated, endorsed, or entered any law, rule, regulation, executive order, decree, injunction or other order which is then in effect and has the effect of making illegal the issuance of the Original Issuance Shares to Genentech or otherwise preventing the consummation of any of the transactions contemplated under this Agreement.

          (d) The Company and Genentech shall have executed and delivered the Transaction Agreements.

          (e) There shall be no temporary restraining order, preliminary injunction or permanent injunction or other order preventing the consummation of the Original Issuance issued by any court which remains in effect, no litigation seeking the issuance of such an order or injunction and no claims or actions threatened or pending which have a reasonably likely prospect of resulting in such order or injunction preventing the consummation of the Original Issuance.

          (f) The Company shall not be in material breach of the Transaction Agreements.

          (g) Genentech shall have received from the Company's counsel an opinion in form and substance reasonably satisfactory to Genentech's Counsel regarding the Original Issuance.

          6.2 Conditions to the Original Issuance Obligations of the Company. The obligations of the Company to issue the Original Issuance Shares is subject to the satisfaction or the Company's waiver, on or prior to the Original Closing Date, of each of the following conditions:

          (a) The representations and warranties made by Genentech in Article V shall be true and correct when made, and shall be true and correct on the Original Closing Date with the same force and effect as if they had been made on and as of such date and Genentech shall have performed all covenants, obligations and conditions required to be performed or observed by Genentech on or prior to the Original Closing Date or such performance shall have been expressly waived by the Company in writing.

          (b) The Company and Genentech shall have executed and delivered the Transaction Agreements.

          (c) Genentech shall have obtained all consents (including all third party and governmental or regulatory consents, approvals or authorizations required in connection with the valid execution and delivery of this Agreement), permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Original Issuance under this Agreement.

          (d) No Delaware, U.S. or U.S. state governmental authority or other agency or commission or Delaware, U.S. or U.S. state court of competent jurisdiction, shall have enacted, issued, promulgated, enforced, or entered any law, rule, regulation, executive order, decree, injunction or other order which is then in effect and has the effect of making illegal the issuance of the Original Issuance Shares to Genentech or otherwise preventing the consummation of any of the transactions contemplated under this Agreement.

     6.3 Conditions to Second Closing Obligations of Genentech. The obligation of Genentech to consummate the Second Closing is subject to the satisfaction or Genentech's waiver, on or prior to the Second Closing Date, of each of the following conditions:

          (a) The representations and warranties made by the Company in Section
4.1 through and including Section 4.5, Section 4.10 and Section 4.12 shall be true and correct on the Second Closing Date with the same force and effect as if they had been made on and as of such date, and the Company shall have performed all covenants, obligations and conditions required to be performed or observed by it on or prior to the Second Closing Date.

          (b) The Company shall have obtained all consents (including all third party and governmental or regulatory consents, approvals or authorizations required in connection with the valid execution and delivery of this Agreement), permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Second Closing under this Agreement.

          (c) No Delaware, U.S. or U.S. state governmental authority or other agency or commission or Delaware, U.S. or U.S. state court of competent jurisdiction shall have enacted, issued, promulgated, enforced, or entered any law, rule, regulation, executive order, decree, injunction or other order which is then in effect and has the effect of making illegal the issuance of the Second Issuance Shares to Genentech or otherwise preventing the consummation of any of the transactions contemplated under this Agreement.

          (d) There shall be no temporary restraining order, preliminary injunction or permanent injunction or other order preventing the consummation of the Second Closing issued by any court which remains in effect, no litigation seeking the issuance of such an order or injunction and no claims or actions threatened or pending which have a reasonably likely prospect of resulting in such order or injunction preventing the consummation of the Second Closing.

          (e) At the time of the closing on the Second Closing Date, the issuance of the Shares to Genentech shall be legally permitted by all laws and regulations to which Genentech and the Company are subject.

          (f) There shall be no material default or breach under the Transaction Agreements by the Company.

     6.4 Conditions to Second Closing Obligations of the Company. The obligations of the Company to issue the Second Issuance Shares (if any) is subject to the satisfaction or the Company's waiver, on or prior to a Second Closing Date, of each of the following conditions:

          (a) The representations and warranties made by Genentech in Article V shall be true and correct when made, and shall be true and correct on the Second Closing Date with the same force and effect as if they had been made on and as of such date.

          (b) Genentech and the Company shall have obtained all consents (including all third party and governmental or regulatory consents, approvals or authorizations required in connection with the valid execution and delivery of this Agreement), permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Second Closing under this Agreement.

          (c) No Delaware, U.S. or U.S. state governmental authority or other agency or commission or Delaware, U.S. or U.S. state court of competent jurisdiction shall have enacted, issued, promulgated, enforced, or entered any law, rule, regulation, executive order, decree, injunction or other order which is then in effect and has the effect of making illegal the issuance of the Second Issuance Shares to Genentech or otherwise preventing the consummation of any of the transactions contemplated under this Agreement.

          (d) There shall be no temporary restraining order, preliminary injunction or permanent injunction or other order preventing the consummation of the Second Closing issued by any court which remains in effect, no litigation seeking the issuance of such an order or injunction and no claims or actions threatened or pending which have a reasonably likely prospect of resulting in such order or injunction preventing the consummation of the Second Closing.

          (e) At the time of the closing on the Second Closing Date, the issuance of the Shares to Genentech shall be legally permitted by all laws and regulations to which Genentech and the Company are subject.

                                  ARTICLE VII

                      ADDITIONAL COVENANTS OF THE COMPANY

     The Company covenants and agrees that:

     7.1 Reservation of Shares: The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock such number of shares of Common Stock as shall be sufficient to complete the issuance of the Shares under this Agreement.

     7.2 Maintenance of Registration under the 1934 Act during Pendency of S-3 Registration Statement. The Company shall use its best efforts to maintain the effectiveness of the registration of its Common Stock under Section 12(g) of the 1934 Act during the effectiveness of the registration statement filed under
Article III.

     7.3 Confidentiality. Except for information disclosed under the License Agreement (which shall be governed by Section 7.0 of the License Agreement), the Company will hold, and will use all reasonable business efforts to cause its respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, all confidential documents and information concerning Genentech furnished to the Company in connection with the transactions contemplated by this Agreement and the Transaction Agreements, except to the extent that such information can be shown to have been (i) previously known on a nonconfidential basis by the Company, (ii) in the public domain through no fault of the Company of (iii) later lawfully acquired by the Company from sources other than Genentech; provided that the Company may disclose such information to its officers, directors, employees, accountants, counsel, consultants, advisors and agents in connection with the transactions contemplated by this Agreement and the Transaction Agreements so long as (a) such disclosure is necessary for the evaluation and consummation of the transactions contemplated by this Agreement and the Transaction Agreements and (b) such Persons are informed by the Company of the confidential nature of such information and are bound in writing by the Company to treat such information confidentially. The Company shall exercise at least the same care with respect to such information as they would take to preserve the confidentiality of their own similar information. If this Agreement is terminated, the Company use all reasonable business efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to, destroy or deliver to Genentech, upon request, all documents and other materials, and all copies thereof, obtained by the Company or on their behalf from Genentech in connection with this Agreement or the Transaction Agreements that are subject to such confidence. This Section
7.3 shall survive any termination of this Agreement.


                                  ARTICLE VIII

                       ADDITIONAL COVENANTS OF GENENTECH

        Genentech covenants and agrees that:

        8.1 Confidentiality. Except for information disclosed under the License Agreement (which shall be governed by Section 7.0 of the License Agreement), Genentech will hold, and will use all reasonable business efforts to cause its respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, all confidential documents and information concerning the Company furnished to Genentech in connection with the transactions contemplated by this Agreement and the Transaction Agreements, except to the extent that such information can be shown to have been (i) previously known on a nonconfidential basis by Genentech, (ii) in the public domain through no fault of Genentech or (iii) later lawfully acquired by Genentech from sources other than the Company; provided that Genentech may disclose such information to its officers, directors, employees, accountants, counsel, consultants, advisors and agents in connection with the transactions contemplated by this Agreement and the Transaction Agreements so long as (a) such disclosure is necessary for the evaluation and consummation of the transactions contemplated by this Agreement and the Transaction Agreements and (b) such Persons are informed by Genentech of the confidential nature of such information and are bound in writing by Genentech to treat such information confidentially. Genentech shall exercise at least the same care with respect to such information as they would take to preserve the confidentiality of their own similar information. If this Agreement is terminated, Genentech use all reasonable business efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to, destroy or deliver to the Company, upon request, all documents and other materials, and all copies thereof, obtained by Genentech or on their behalf from the Company in connection with this Agreement or the Transaction Agreements that are subject to such confidence. This Section 8.1 shall survive any termination of this Agreement.

     8.2 1934 ACT FILINGS. Genentech agrees and acknowledges that it shall have sole responsibility for making any filings with the SEC pursuant to Sections 13 and 16 of the 1934 Act as a result of its acquisition of the Shares and any future retention or transfer thereof.

                                   ARTICLE IX
                ADDITIONAL COVENANTS OF GENENTECH AND THE COMPANY

     Genentech and the Company covenant and agree that:

     9.1 BEST EFFORTS. Subject to the terms and conditions of this Agreement, Genentech and the Company will use their best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement and the Transaction Agreements. The Company and Genentech agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement and the Transaction Agreements.

     9.2 CERTAIN FILINGS. The Company and Genentech shall cooperate with one another (i) in determining whether any action by or in respect of, or filing with, any governmental body, agency, official or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and the Transaction Agreements and
(ii) in taking such actions or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers.

     9.3 PUBLICITY. The Company and Genentech agree that, except as may otherwise be required by applicable laws, regulations, rules, or orders, including the disclosure requirements of the SEC and the Nasdaq Stock Market, no information concerning this Agreement and the transactions contemplated herein (except information which is already in the public domain) shall be made public by either party without the prior written consent of the other party. Notwithstanding the foregoing, with respect to complying with the disclosure requirements of the SEC, in connection with any required SEC filing of the Transaction Agreements by the Company, the Company shall seek confidential treatment of portions of the Transaction Agreements from the SEC and Genentech shall have the right to review and comment on the portions of the Transaction Agreements for which confidentiality is sought prior to their being filed with the SEC. Genentech shall provide its comments, if any, on such application as soon as practicable and in no event later than seven (7) days after such application is provided to Genentech.

                                   ARTICLE X

                                    SURVIVAL

     10.1 Survival. The representations and warranties of the parties hereto contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the Original Closing for a period of two (2) years.

                                   ARTICLE XI

                                   TERMINATION

     11.1 Grounds for Termination. This Agreement may be terminated at any time prior to the Original Closing or the Second Closing, as applicable:

            (i)     by mutual written agreement of the Company and Genentech; or

            (ii) by either the Company or Genentech if there shall be any law or regulation that makes consummation of the issuances of Shares contemplated in this Agreement illegal or otherwise prohibited or if consummation of the issuances of Shares contemplated hereby would violate any nonappealable final order, decree or judgment of any court or governmental body having competent jurisdiction; and in such event, the Company shall be obligated to pay to Genentech in cash the value of the Original Issuance Shares and the Second Issuance Shares (if any), as the case may be, that would have been issued on the originally scheduled Original Closing Date and Second Closing Date, but for this subsection (based upon the average daily closing price per share for the Company's Common Stock for the twenty (20) trading days immediately preceding (but not including) the third trading day before the originally scheduled Original Closing Date and based upon the average daily closing price per share for the Company's Common Stock for the twenty (20) trading days immediately preceding (but not including) the third trading day before the originally scheduled Second Closing Date, as the case may be, as reported in Nasdaq Stock Market).

     11.2 Effect of Termination. If this Agreement is terminated as permitted by Section 11.1, termination shall be without liability of either party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to the other party to this Agreement; provided that if such termination shall result from the willful failure of either party to fulfill a condition to the performance of the obligations of the other party, failure to perform a covenant of this Agreement or breach by either party hereto of any representation or warranty or agreement contained herein, such party shall be fully liable for any and all damages incurred or suffered by the other party as a result of such failure or breach. The provisions of Sections 7.3 and 8.1 shall survive any termination hereof pursuant to Section
11.1 or otherwise.


                                  ARTICLE XII

                                 MISCELLANEOUS

     12.1 Notices. Any notices permitted or required by this Agreement shall be sent by facsimile, or by courier, or by certified or registered mail and shall be effective when received if sent and addressed as follows or to such other address as may be designated by a party in writing:

          If to Genentech:  Genentech, Inc.
                            1 DNA Way
                            South San Francisco, CA 94080
                            Attn: Corporate Secretary
                            Fax: (650) 952-9881

          If to Connetics:  Connetics Corporation
                            3400 W. Bayshore Road
                            Palo Alto, CA 94303
                            Attn: Chief Executive Officer
                            Fax: (650) 843-2899

     12.2 Amendments and Waivers

          (a) Any provision of this Agreement may be amended or waived prior to the Closing Dates if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

          (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     12.3 Expenses. Except as provided in Sections 3.4 and 3.5, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

     12.4 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement, except that Genentech may assign this Agreement to an Affiliate, without the prior written consent of the other party.

     12.5 Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of California, without regard to the conflicts of law rules of such state.

     12.6 Counterparts; Third Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. No provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

     12.7 Entire Agreement. This Agreement and the Transaction Agreements constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement, except for the Confidentiality Agreement between the parties dated January 9, 1997, which shall remain in full force and effect. No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by either party hereto.


     [Signature Page Follows.]

     IN WITNESS WHEREOF, the parties have each caused this Agreement to be executed by their duly-authorized representatives as of the date first above written.

                                             GENENTECH, INC.

                                             By: /s/ Nicholas J. Simon
                                                 -------------------------------

                                             Name: Nicholas J. Simon
                                                   -----------------------------

                                             Title: Vice President, Business and
                                                    ----------------------------
                                                      Corporate Development

                                             CONNETICS CORPORATION


                                             By: /s/ T. Wiggins
                                                 -------------------------------

                                             Name: Thomas Wiggins
                                                   -----------------------------

                                             Title: President/CEO
                                                    ----------------------------





















                   SIGNATURE PAGE TO STOCK ISSUANCE AGREEMENT